UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In October 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cleco Corporation (the “Company”) approved a new form of Executive Employment Agreement for Level 1 officers (the “Agreement”).  This new agreement is intended to replace executive employment agreements by and between the Company and each of Dilek Samil, George W. Bausewine and Michael H. Madison (each, an “Executive”), dated January 1, 2002, May 5, 2005, and October 1, 2003, respectively, upon the expiration of such current employment agreements.  On January 5, 2009, the Company entered into the Agreement with Ms. Samil.  Ms. Samil will serve as the President and Chief Operating Officer for Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of the Company.  The Company expects to enter into the Agreement with each of Messrs. Bausewine and Madison upon the expiration of their current employment agreements in May and October 2009, respectively.  Pursuant to the Agreements, it is expected that Mr. Bausewine will serve as Senior Vice President of Corporate Services for the Company and Cleco Power and that Mr. Madison will serve as President and Chief Executive Officer of the Company and Chief Executive Officer of Cleco Power.

Pursuant to the terms of the Agreement, Ms. Samil’s annual salary shall be equal to her annual base salary in effect as of January 1, 2009, which is $323,500.  Messrs. Bausewine and Madison’s annual salary is expected to be equal to their base salaries in effect as of the effective date of their Agreements, which amounts are expected to be set forth in the Company’s definitive proxy statement relating to its Annual Meeting of Shareholders to be held on April 24, 2009.  Each Executive is eligible to participate in the Company’s Annual Incentive Compensation Plan, 2000 Long-Term Incentive Compensation Plan and Supplemental Executive Retirement Plan.  Each Executive’s base salary, bonus and participation in the Company’s incentive compensation programs will be reviewed at least annually by the Compensation Committee.

If an Executive’s employment is terminated by the Company without Cause, such Executive will receive (a) Base Compensation payable until the Termination Date and (b) Incentive Bonus payable in the target amount for the year in which the termination occurs.  In addition, at such Executive’s written request, the Company shall, pursuant to certain conditions, purchase the Executive’s principal residence and pay or reimburse the Executive for the cost of relocation.  Also, the Company shall, pursuant to certain conditions, pay the continuation coverage premium if such Executive and/or their dependents elect to continue group medical coverage.

If an Executive’s employment is terminated by the Company for Good Reason, a term used in connection with a Change in Control, or without Cause at anytime within the 60-day period preceding or 36-month period following a Change in Control such Executive will receive (a) an amount equal to three times the sum of their base compensation and target bonus (as defined in the Agreement), (b) coverage, for a certain period of time, for the Executive and their dependents under the Company’s or an Affiliate's group medical plan and (c) an amount equal to three times the Company’s maximum matching contribution obligation under the Company’s 401(k) Savings and Investment Plan.  In addition, the vesting shall be accelerated, any restrictions shall lapse and all performance objectives shall be deemed satisfied as to any outstanding grants or awards made to the departing Executive under the 2000 Long-Term Incentive Compensation Plan.  The Executive shall also be fully vested for purposes of any service or similar requirement imposed under the Supplemental Executive Retirement Plan, and at the departing Executive’s written request, the Company shall, pursuant to certain conditions, purchase such Executive’s principal residence and pay or reimburse such Executive for the cost of relocation.

If an Executive’s employment is terminated by the Company for Cause, or if an Executive terminates employment with the Company, no payments or benefits shall be due to such Executive from the Company, except as may be required under a separate plan or as may be required by law.

If an Executive dies or becomes disabled, such Executive or his or her estate would receive his or her Incentive Bonus payable with respect to the year of termination, prorated to reflect such Executive’s actual period of service.

Each Executive is subject to a non-solicitation clause during the one-year period beginning as of the date of voluntary termination by the Executive or an involuntary termination with Cause.

Any payment potentially due under the Agreement will be subject to a six-month delay should the Executive be a “Specified Employee” as defined under Internal Revenue Code Section 409A.  In the event of payment delay, no interest income becomes due to the Executive.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith: 10.1 Form of Cleco Corporation Executive Employment Agreement (Level 1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: January 9, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President, Chief Accounting Officer & Interim CFO

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: January 9, 2009	By: /s/ R. Russell Davis
R. Russell Davis
Vice President, Chief Accounting Officer & Interim CFO

 EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Cleco Corporation Executive Employment Agreement (Level 1)